B&P

Bernstein & Pinchuk LLP

Certified Public Accountants

Seven Penn Plaza, Suite 830
New York, NY 10001

Tel 212 279-7900
Tel 516 897-7979
Fax 212 279-7901
www.bpaccountants.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Fuda Faucet Works, Inc.

We hereby consent to the use in this Amendment to this Registration Statement of Form S-1 of our report dated February 27, 2008 with respect to our audit of the financial statements of Fuda Faucet Works, Inc. at December 31, 2007 and 2006 and for the two years in the period ended December 31, 2007, and to reference to our firm under the heading "Experts" in the prospectus.

Bernstein & Pinchuk LLP

New York, New York
April 18, 2008